As filed with the Securities and Exchange Commission on July 28, 2006
Registration No. 333-38626

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Forrester Research, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2797789 (I.R.S. Employer Identification No.)
400 Technology Square
Cambridge, Massachusetts 02139
(Address of principal executive offices, including zip code)

AMENDED AND RESTATED FORRESTER RESEARCH, INC.
1996 EQUITY INCENTIVE PLAN
(Full title of the plan)

GAIL S. MANN, ESQ.
Chief Legal Officer and Secretary
Forrester Research, Inc.
400 Technology Square
Cambridge, Massachusetts 02139
617-613-6078
(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:
KEITH F. HIGGINS, ESQ.
Ropes & Gray LLP
One International Place
Boston, MA 02110
617-951-7000
617-951-7050 (facsimile)

EXPLANATORY NOTE
     This post-effective amendment is being filed because up to 2,500,000 shares that are subject to outstanding options granted under the 1996 Amended and Restated Equity Incentive Plan of Forrester Research, Inc. (the “Registrant”) that are forfeited or cancelled in whole or in part may be awarded under the 2006 Equity Incentive Plan of the Registrant.

PART II
Item 8. Exhibits.
SIGNATURES
SIGNATURES AND POWER OF ATTORNEY
Ex-5 Opinion of Ropes & Gray LLP
EX-23.1 Consent of BDO Seidman, LLP.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit	Description
5	Opinion of Ropes & Gray LLP.

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Ropes & Gray LLP (included in its opinion in Exhibit 5).

24	Powers of Attorney (contained in Part II hereof under Signatures and Power of Attorney).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, the Commonwealth of Massachusetts, on July 28, 2006.

Forrester Research, Inc.
By:	/s/ George F. Colony
	Name:	George F. Colony
	Title:	Chairman of the Board and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on July 28, 2006.
     Further, we, the undersigned officers and directors of Forrester Research, Inc. (the “Corporation”) hereby severally constitute and appoint George F. Colony, Warren Hadley and Gail S. Mann, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities as indicated, any and all amendments or supplements to this Post-Effective Amendment to Form S-8 of the Corporation (including post-effective amendments), and generally to do all such things in connection therewith in our name and on our behalf in our capacities as indicated to enable the Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to any and all amendments.

Signature	Title

/s/ George F. Colony	Chairman of the Board and Chief Executive Officer

George F. Colony	(Principal Executive Officer)

/s/ Warren Hadley	Chief Financial Officer and Treasurer

Warren Hadley	(Principal Financial Officer and Principal Accounting Officer)

/s/ Robert M. Galford	Director

Robert M. Galford

/s/ Gretchen Teichgraeber	Director

Gretchen Teichgraeber

/s/ Michael H. Welles	Director

Michael H. Welles

/s/ Henk W. Broeders	Director

Henk W. Broeders

/s/ George R. Hornig	Director

George R. Hornig